Exhibit 5.1

                OPINION AS TO LEGALITY OF SHARES BEING REGISTERED

                          Katten Muchin Zavis Rosenman

                        1025 Thomas Jefferson Street, NW
                              East Lobby, 7th Floor
                              Washington, DC 20007
                                  202 625-3500


                                November 3, 2003

First Midwest Financial, Inc.
Fifth at Erie
Storm Lake, IA 50588

Ladies and Gentlemen:

We have acted as counsel to First Midwest Financial, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 200,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") under the Company's 2002 Omnibus Incentive Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold in accordance with the provisions of the Plan, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                                      Very truly yours,

                                               /s/  Katten Muchin Zavis Rosenman
                                               ---------------------------------
                                                    Katten Muchin Zavis Rosenman